                                                                    Exhibit 99.1

                SUPPLEMENTAL INFORMATION FOR ITEM 2 AND ITEM 7

1.   Information Related to Olympus Capital and its Managed Accounts
     ---------------------------------------------------------------

     Olympus Capital Holdings Asia ("Olympus Capital"), an investment management firm, is a company limited by shares organized under the laws of the Cayman Islands. Olympus Capital serves as investment manager of Olympus Holdings, L.P. Olympus Capital is the managing member of Olympus Capital Holdings Asia, L.L.C., a Delaware limited liability company, serves as the general partner in Olympus Capital Holdings Asia I, L.P., Olympus Capital Asia, L.P., Reservoir - Olympus II, L.P., Olympus KB, L.P. and Olympus Capital Asia Offshore, L.P. and the managing member in ZAM-Olympus Co-Invest, L.L.C., Olympus - ASAT I, L.L.C. and Olympus - ASAT II, L.L.C.. As such Olympus Capital has the sole power to vote, or direct the vote, and the sole power to dispose of, or direct the disposition of, all of the ordinary shares of the Company held of record by these entities. The number of ordinary shares of the Company held of record by each of these entities is set forth below :

     Name of Entity                                Number of Shares Held
     --------------                                ---------------------
     ZAM-Olympus Co-Invest, L.L.C.                       19,514,688
     Olympus Capital Holdings Asia I, L.P.               17,181,792
     Olympus Capital Asia, L.P.                          13,977,408
     Reservoir - Olympus II, L.P.                         7,476,096
     Olympus KB, L.P.                                     7,134,960
     Olympus Capital Asia Offshore, L.P.                  3,867,648
     Olympus - ASAT I, L.L.C.                             1,757,376
     Olympus Holdings, L.P.                               1,036,896
     Olympus - ASAT II, L.L.C.                              341,136


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2.   Control Persons and Executive Officers of Olympus Capital
     ---------------------------------------------------------

     The names, present principal occupations and business addresses of the control persons and executive officers of Olympus Capital are set forth below. Each of the named individuals is a citizen of the United States of America except for Ha-Ouk Lee who is a citizen of the Republic of Korea.


-------------------------------------------------------------------------------------------
Daniel R. Mintz             President, Chief Executive     153 East 53/rd/ Street,
                            Officer and Director of        45/th/ Floor
                            Olympus Capital                New York, New York  10022

Lawrence S. Miao            Managing Director of           One Exchange Square
                            Olympus Capital                Suite 3406
                                                           Hong Kong, China

Frederick J. Long           Managing Director of           One Exchange Square
                            Olympus Capital                Suite 3406
                                                           Hong Kong, China

Ha-Ouk Lee                  Managing Director of           Young Poong Building
                            Olympus Capital                22/nd/ Floor
                                                           33 Suhrin-Dong, Jongro-Ku
                                                           Seoul 110 - 752 Korea

Terrye L. Dewey             Chief Financial Officer and    153 East 53/rd/ Street,
                            Treasurer of Olympus           45/th/ Floor
                            Capital                        New York, New York  10022